Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of

Empresa Nacional de Electricidad S.A. (Endesa-Chile)

We consent to the incorporation by reference in the Registration Statement on Form F-3 of Enersis S.A. (Registration No. 333-186823) of our reports dated March 20, 2013, with respect to the consolidated statements of financial position of Endesa-Chile and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2012, and the effectiveness of internal control over financial reporting as of December 31, 2012, appearing in the Annual Report on Form 20-F of Enersis S.A. for the year ended December 31, 2012, and to the reference to us under the heading “Experts” in the Prospectus, which is part of the Registration Statement.

/s/ KPMG

KPMG Auditores Consultores Ltda.

Santiago, Chile

March 20, 2013